EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pinnacle Entertainment, Inc. (the “Company”) on Form 10K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Stephen H. Capp, Sr. Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 31, 2003	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer